UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   February 10, 2009

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five TEK Park 9999 Hamilton Blvd. Breinigsville, Pennsylvania	18031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 10, 2009, Mr. Stephen C. Muther advised Buckeye GP LLC (“Buckeye GP”), the general partner of Buckeye Partners, L.P. (“Buckeye”), of his intention to resign from his position of President of Buckeye GP, effective February 17, 2009, due to his pending retirement.  Mr. Muther will continue as an employee of Buckeye Pipe Line Services Company (“Services Company”) through June 30, 2008 in order to facilitate the transition of his responsibilities to his successor.  Mr. Muther also indicated his intention to resign a similar position at MainLine Management LLC (“MainLine Management”), the general partner of Buckeye GP Holdings L.P. (NYSE: BGH) (“BGH”), which is the parent of Buckeye GP, effective February 17, 2009.

In addition to the resignation of Mr. Muther, Mr. Eric A. Gustafson informed Buckeye GP of his intention to retire effective February 17, 2009.  Mr. Gustafson served as Senior Vice President and Chief Operating Officer of Buckeye GP.  Mr. Gustafson also indicated his intention to resign a similar position at MainLine Management due to his retirement.

As of February 17, 2009, Mr. Clark C. Smith resigned from the Board of Directors of Buckeye GP and from the Board’s Audit Committee.  Mr. Smith resigned from the Board’s Compensation Committee effective February 16, 2009.  Mr. Smith has served as a director of Buckeye GP since October 1, 2007.  The resignation of Mr. Smith was not the result of any disagreement with Buckeye GP or Buckeye on any matter relating to either entity’s operations, policies or practices.  As disclosed in Section 5.02(c) hereof, Mr. Smith was subsequently elected as the President and Chief Operating Officer of Buckeye GP.

(c)           Effective upon the resignations of Mr. Muther and Mr. Gustafson, Buckeye GP elected Mr. Smith to the positions of President and Chief Operating Officer of Buckeye GP.  Mr. Smith has also been elected to similar positions at MainLine Management.

Mr. Smith has more than 30 years of experience in the energy industry.  From June 2004 through June 2007, Mr. Smith, 54, served as Managing Director of Engage Investments, L.P., a private company established to provide consulting services to, and to make equity investments in, energy-related businesses.  Mr. Smith was Executive Vice President of El Paso Corporation and President of El Paso Merchant Energy Group, a division of El Paso Corporation, from August 2000 until May 2003.  Mr. Smith served on the Board of Directors, Audit Committee and Compensation Committee of Buckeye GP from October 1, 2007 through his resignation from such positions in connection with the appointments set forth herein.

Mr. Smith’s annual base salary for the positions set forth above will be $325,000.  In addition, Mr. Smith will be eligible to receive a bonus with a target amount equal to 100% of his base salary.  The bonus will be paid when and if declared by the Compensation Committee of the Board of Directors of Buckeye GP, in its sole discretion.

There is no arrangement or understanding between Mr. Smith and any other persons pursuant to which he was elected as President and Chief Operating Officer of Buckeye GP.  Mr. Smith has no family relationship with any director or executive officer of Buckeye GP or Buckeye.

The press release announcing the election of Mr. Smith’s is attached hereto as Exhibit 99.1.

(d)           Effective immediately following the resignation of Mr. Smith from the Board of Directors of Buckeye GP, BGH, the sole member of Buckeye GP, appointed Oliver “Rick” G. Richard, III to the Board of Directors of Buckeye GP.  Subsequent to such appointment, the Board of Directors of Buckeye GP elected Mr. Richard to the Audit Committee and Compensation Committee of Buckeye GP, effective February 18, 2009.

Mr. Richard, 56, is currently the owner and president of Empire of the Seed LLC, a private consulting firm in the energy and management industries, as well as the private investments industry.  Mr. Richard served as Chairman, President and Chief Executive Officer of Columbia Energy Group (“Columbia Energy”) from April 1995 until Columbia Energy’s acquisition by NiSource Inc. in November 2000.  Mr. Richard was appointed by President Reagan and confirmed by the United States Senate to the Federal Energy Regulatory Commission, serving from 1982 to 1985.  Mr. Richard has served on the Board of Directors, the Audit Committee and the Compensation Committee of MainLine Management since April 29, 2008.  There is no arrangement or understanding between Mr. Richard and any other persons pursuant to which he was appointed as a director.  There are no relationships between Mr. Richard and Buckeye GP that would require disclosure pursuant to Item 404(a) of Regulation S-K.

(e)           In connection with the election of Mr. Smith as President and Chief Operating Officer of Buckeye GP, Mr. Smith entered into a Severance Agreement (the “Severance Agreement”), dated as of February 17, 2009, with Buckeye and Services Company.  Pursuant to the terms of the Severance Agreement, Mr. Smith is entitled to severance payments following (i) the termination of Mr. Smith’s employment by Services Company except if the termination is a result of (x) the continuous illness, injury or incapacity for a period of six consecutive months of Mr. Smith or (y) “Cause”, or (ii) a voluntary termination of employment by Mr. Smith upon (I) the material failure of Services Company to comply with and satisfy any of the terms of the Severance Agreement, (II) the significant reduction by Services Company of the authority, duties or responsibilities of Mr. Smith, (III) the elimination of Mr. Smith from eligibility to participate in, or the exclusion of Mr. Smith from participation in, employee benefit plans or policies, except to the extent such elimination or exclusion is applicable to Buckeye GP’s named executive officers as a group, (IV) the reduction in Mr. Smith’s annual base compensation or the reduction in the annual target cash bonus opportunity for which Mr. Smith is eligible (unless such reduction in Mr. Smith’s annual target cash bonus opportunity is made in connection with similar reductions in the bonus opportunities of Buckeye GP’s named executive officers as a group), or (V) the transfer of Mr. Smith, without his express written consent, to a location that is more than 100 miles from Breinigsville, Pennsylvania.  Mr. Smith’s Severance Agreement provides for a lump-sum severance payment from Services Company in the amount of two times Mr. Smith’s annual base salary at the time of termination plus two times Mr. Smith’s annual target bonus opportunity for such year.

If Mr. Smith becomes eligible for severance payments pursuant to the terms of his Severance Agreement, Services Company will also provide certain continued benefits to Mr. Smith under its medical and dental plans and policies for a period of 24 months following his termination (the “Benefit Period”).  Mr. Smith’s eligibility to continue receiving such medical and dental benefits will cease if he obtains new employment that provides him with eligibility for medical benefits without a pre-existing condition limitation.  During the Benefit Period, Services Company will pay Mr. Smith a monthly payment equal to the COBRA cost of continued health and dental coverage, less the amount that Mr. Smith would be required to contribute for heath and dental coverage if Mr. Smith were an active employee (the “Benefit Payment”).  On each date on which a Benefit Payment is made, Services Company will also pay Mr. Smith an additional tax gross-up amount equal to the federal, state and local income and payroll taxes, if any, that Mr. Smith incurs on the Benefit Payment and the gross-up payment.  For the purposes of the gross-up payment, the aggregate tax rate for the federal, state and local income and payroll taxes shall be assumed to be 25%.  The gross-up payments will cease when the Benefits Payments cease.

For the purposes of Mr. Smith’s Severance Agreement, “Cause” is defined as (i) habitual insobriety or substance abuse, (ii) engaging in acts of disloyalty to Buckeye or BGH including fraud, embezzlement, theft, commission of a felony, or proven dishonesty, or (iii) willful misconduct of Mr. Smith in the performance of his duties, or the willful failure of Mr. Smith to perform a material function of Mr. Smith’s duties pursuant to the terms of the Severance Agreement.

Mr. Smith’s Severance Agreement is being filed as Exhibit 10.1 hereto.

Services Company employs most of Buckeye’s employees, including its named executive officers.  Pursuant to agreements between Services Company and Buckeye, Buckeye will reimburse Services Company for the salary, benefits and severance, if any, payable to Mr. Smith.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Severance Agreement, dated as of February 17, 2009, by and among Buckeye Partners, L.P., Buckeye Pipe Line Services Company, and Clark C. Smith.

99.1                           Press release of Buckeye Partners, L.P. issued February 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President, General Counsel,
and Secretary

Dated: February 17, 2009

Exhibit Index

Exhibit

10.1	Severance Agreement, dated as of February 17, 2009, by and among Buckeye Partners, L.P., Buckeye Pipe Line Services Company, and Clark C. Smith.

99.1	Press release of Buckeye Partners, L.P. issued February 17, 2009.